Exhibit (e)(1)(ix)
Schedule A
ALLIANZ FUNDS MULTI-STRATEGY TRUST
Revised as of December  , 2011
Separate Investment Portfolios
Fund Name
Allianz AGIC Convertible Fund
Allianz AGIC Emerging Growth Fund
Allianz AGIC Focused Opportunity Fund
Allianz AGIC Global Managed Volatility Fund
Allianz AGIC High Yield Bond Fund
Allianz AGIC International Growth Fund
Allianz AGIC International Growth Opportunities Fund
Allianz AGIC Micro Cap Fund
Allianz AGIC Ultra Micro Cap Fund
Allianz NFJ International Value II Fund
Allianz NFJ Global Dividend Value Fund
Allianz Global Investors Solutions 2015 Fund
Allianz Global Investors Solutions 2020 Fund
Allianz Global Investors Solutions 2025 Fund
Allianz Global Investors Solutions 2030 Fund
Allianz Global Investors Solutions 2035 Fund
Allianz Global Investors Solutions 2040 Fund
Allianz Global Investors Solutions 2045 Fund
Allianz Global Investors Solutions 2050 Fund
Allianz Global Investors Solutions 2055 Fund
Allianz Global Investors Solutions Global Allocation Fund
Allianz Global Investors Solutions Global Growth Allocation Fund
Allianz Global Investors Solutions Retirement Income Fund
Allianz RCM All Alpha Fund
Allianz RCM China Equity Fund
Allianz RCM Disciplined Equity Fund
Allianz RCM Global EcoTrendsSM Fund
Allianz RCM Global Water Fund
Allianz RCM Redwood Fund
Allianz RCM Short Duration High Income Fund
Allianz F&T Behavioral Advantage Large Cap Fund
Schedule A to Distribution Contract

IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC have each caused this Schedule A to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:

Name: Brian S. Shlissel
Title: President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:

Name: Robert Rokose Title: Managing Director
Schedule A to Distribution Contract — Signature Page